HOLLYER BRADY SMITH & HINES LLP
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                       New York, NY 10176

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                                                   April 29, 2004



To the Trustees of Aquila Rocky Mountain Equity Fund


     We consent to the incorporation by reference into Post-
Effective Amendment No. 11 under the 1933 Act and Amendment No. 14 under the 1940 Act of our opinion dated April 23, 1998.

                              Hollyer Brady Smith & Hines LLP


                               /s/ William L.D. Barrett

                                            By__________________________
                                                    Partner